Exhibit 5.1

[FIELD LLP LETTERHEAD]

December 11, 2003

THE BOARD OF DIRECTORS OF
GOLDEN STAR RESOURCES LTD.
Suite 103, 10579 Bradford Road
Littleton, Colorado 80127-4247
U.S.A.

Dear Sirs:

Re:
Golden Star Resources Ltd.

        We have acted as Canadian counsel for Golden Star Resources Ltd., a corporation organized under the federal laws of Canada, (the "Corporation") in connection with the filing of a Post-Effective Amendment No. 2 to a Registration Statement on Form S-3 (File No. 333-33237) (the "Registration Statement") with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to the registration of 1,000,000 additional common shares, without par value, of the Corporation (the "Securities") under the Securities Act of 1933.

        We have examined such documents and have considered such questions of law as we have determined relevant and necessary as a basis for the opinions hereinafter set forth. As to various questions of fact material to such opinions and which were not independently established, we have relied upon a certificate of an officer of the Corporation, a copy of which has been delivered to you today.

        In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified, notarial or true copies or reproductions.

        We are qualified to practice law only in the Province of Alberta and our opinions herein are restricted to the laws of the Province of Alberta and the federal laws of Canada applicable therein, as of the date of this opinion. We do not undertake to advise the addressee hereof as to any changes in the laws of the Province of Alberta and the federal laws of Canada applicable therein after the date of this opinion.

        Based on the foregoing, it is our opinion that the Securities, if and when duly authorized by the Corporation in accordance with its constating documents and issued as described in the Registration Statement will, upon such issuance, be legally issued as fully paid and non-assessable.

        This opinion is being furnished for the sole benefit of the addressee hereof and may not be used, circulated, quoted, relied upon, distributed, or otherwise referred to by any other person or entity or for any other purpose without our prior written consent.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

Yours truly,

/s/ Field LLP

FIELD LLP